Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-106411, 333-32516, 333-128445, 333-146330, 333-153369, 333-155668, 333-168428, 333-170801, 333-182899, 333-209772, and 333-229914) of Howmet Aerospace Inc. of our report dated June 23, 2021 relating to the financial statements and supplemental schedules of the Howmet Aerospace Hourly Retirement Savings Plan, Howmet Aerospace Salaried Retirement Savings Plan, and Howmet Aerospace Niles Bargaining Retirement Savings Plan which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

June 23, 2021

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